Exhibit 8.1

List of Principal Subsidiaries and Variable Interest Entities

of OneSmart International Education Group Limited

Subsidiaries:	Place of Incorporation
OneSmart Edu Inc.	British Virgin Islands
OneSmart Edu (HK) Limited	Hong Kong
OneSmart Great Edu (HK) Limited	Hong Kong
Shanghai Jing Xue Rui Information and Technology Co., Ltd.	People’s Republic of China

Variable Interest Entities:	Place of Incorporation
Shanghai OneSmart Education and Training Co., Ltd.	People’s Republic of China
Shanghai Rui Si Technology Information Consulting Co., Ltd.	People’s Republic of China

Principal Subsidiaries of Variable Interest Entities:	Place of Incorporation
Beijing Jingrui Peiyou Education Consulting Co., Ltd.	People’s Republic of China
Shanghai Jing Yu Investment Co., Ltd.	People’s Republic of China
Wuxi Jingxuerui Education Information Consulting Co., Ltd	People’s Republic of China
Changzhou Jingrui Education Information Consulting Co., Ltd	People’s Republic of China
Nanjing Jingrui Education Information Consulting Co., Ltd.	People’s Republic of China
Hangzhou OneSmart Education Information Consulting Co., Ltd.	People’s Republic of China
Guangzhou Jingxuerui Education Information Consulting Co., Ltd.	People’s Republic of China
Shenzhen Jingrui Education Training Centers	People’s Republic of China
Shanghai Jingsirui Education Training Centers	People’s Republic of China
Tianjin Huaying Education Consulting Co., Ltd.	People’s Republic of China
Shanghai FasTrack English Education Training Co., Ltd.	People’s Republic of China
Shanghai OneSmart Education Investment Co., Ltd.	People’s Republic of China